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                                                                       Exhibit 3




       LIST OF PERSONS FILING AMENDMENT NO. 1 TO SCHEDULE 13D PURSUANT TO
                    RULES 13d-1(a) and 13d-2(a) UNDER THE ACT



Hestian Pty Limited

VB Family Trust

VB Racing Pty Limited

Escotwo Pty Limited

Kirman Pty Limited

Christopher van Brugge

Brian Michael Sherman

Dr. Gene Rosalie Sherman



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